FIRST AMENDMENT TO THE HERITAGE BANK
ENDORSEMENT METHOD
SPLIT DOLLAR AGREEMENT
(By and Between HERITAGE BANK and _____________)

This First Amendment to the Heritage Bank Endorsement Method Split Dollar Agreement (hereinafter “Amendment”) is made and entered into effective this __________, 2019, by and between Heritage Bank (“Bank”), and __________ (“Insured”). This Amendment hereby amends the Heritage Bank Endorsement Method Split Dollar Agreement by and between the Bank and the Insured (“Agreement”), effective as of August 3, 2015 , as follows:

1. The existing Paragraph 7 shall be deleted in its entirety, and shall instead be replaced with the following:

7.	ACCELERATED BENEFIT IN THE EVENT OF TERMINAL OR CHRONIC ILLNESS (AS APPLICABLE) AND DIVISION OF CASH SURRENDER VALUE OF THE POLICY(IES).

A.	Employment Qualifications. In order to have the right to request and receive an Accelerated Benefit under this Agreement, any one the following requirements must first be satisfied:

(i)     Insured has not Separated From Service; or

(ii)	Insured Separates From Service on or after attaining the age of Sixty-Two (62); or

(iii)	A Change in Control has occurred prior to Insured’s Separation From Service. For the purposes of this paragraph, a Change in Control shall be defined as any of the following:
(a) The acquisition in one or more transactions by any “person” (as such term is defined in Section 13(d) or 14(d) of the 1934 Act) of “beneficial ownership” (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding Voting Securities (defined as any Company Security that ordinarily possesses the power to vote in the election of directors without any pre-condition or contingency); provided however, that for the purposes of this definition, the Voting Securities acquired directly from the Company by any person shall be excluded from the determination of such person’s beneficial ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding);

(b) During any twelve (12) month period, the individuals who are members of the incumbent Board cease for any reason to constitute more than fifty percent (50%) of the Board; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least two-thirds of the incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(c) The consummation of a merger or consolidation involving the Company if the Company’s shareholders immediately before such merger or consolidation do not own, directly or indirectly immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation; or

(d)     The consummation of a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

(e)    Acceptance by the Company’s shareholders of shares in a share exchange if the Company’s shareholders immediately before such exchange do not own, directly or indirectly immediately following such share exchange, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such exchange.

Notwithstanding the forgoing, a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the then outstanding Voting Securities is acquired by (A) a trustee or other fiduciary holding securities under one (1) or more employee benefit plans maintained by the Company or any of its affiliates, or (B) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the Company’s shareholders in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

Moreover, notwithstanding the forgoing, a Change in Control shall not be deemed to occur solely because any one person (“subject person”) acquires beneficial ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares beneficially owned by the subject person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Voting Securities that increases the percentage of then outstanding Voting Securities beneficially owned by the Subject Person, then a Change in Control shall be deemed to have occurred.

B.	Contractual Qualifications. In addition to the forgoing, the following requirements must also be satisfied in order for Insured to be entitled to request and receive an Accelerated Benefit:

(i)	Insured’s right to receive benefits under this Agreement has not terminated pursuant to the provisions of Paragraph 8 herein;

(ii)	The Policy(ies) provides for such option through an Accelerated Benefit rider; and

(iii)	Insured must qualify (physically and/or mentally) to receive an Accelerated Benefit as required under the Policy(ies).

C.
Provided Insured satisfies the requirements specified in 7A and B above, then Insured shall have the right to request (in writing) and to receive an amount equal to the following: the lesser of Five Hundred Thousand Dollars ($500,000) or an amount which would result in the minimum required death benefit being maintained, such that the Policy(ies) will not be disqualified for the purposes of acting as “life Insurance” under the Internal Revenue Code. Furthermore, all amounts referenced in this Paragraph 7 shall be subject to any further limitations imposed by the individual Policy(ies). (See Exhibit “A” attached hereto and incorporated by reference herein, an excerpt from the Penn Mutual Policy’s Accelerated Benefit rider, as an example of the limiting language that may apply). Finally, any Accelerated Benefit paid to the Insured hereunder shall be deducted from any amounts to which Insured or his Beneficiary(ies) is or may be entitled pursuant to the provisions of Paragraph 6 above should Insured not have Separated From Service at the time of his death.

Neither the Bank nor Corrigan & Company make any representations or warranties about the tax consequences of such a request for accelerated or living benefits.

D.
Subject to the forgoing, at all times prior to the Insured’s death, the Bank shall be entitled to an amount equal to the Policy(ies)’s cash value, as that term is defined in the Policy(ies) contract, less any Policy loans, accelerated benefits and unpaid interest or cash withdrawals previously incurred by the Bank and any applicable surrender charges. Such cash value shall be determined as of the date of surrender or death as the case may be.

2. The existing Paragraph 8 shall be deleted in its entirety, and shall instead be replaced with the following:

8.    TERMINATION OF AGREEMENT.

A.	Right to receive Death Benefit. Insured’s right to receive death benefit proceeds pursuant to the provisions of Paragraph 6 shall terminate upon Insured’s Separation From Service.

B.
Right to Receive an Accelerated Benefit. If Insured either requests payment of an Accelerated Benefit before Separating From Service and receives payment of such amounts thereafter or, if Insured maintains the right to receive an Accelerated Benefit after Separation From Service by virtue of satisfying the requirements of Paragraph 7A, then this Agreement shall terminate in its entirety only upon (i) the mutual written agreement of the Bank and the Insured, or (ii) upon Insured requesting and receiving an Accelerated Benefit in the full amount he is (or may be) entitled to receive pursuant to the provisions of Paragraph 7 above.

C.
Termination By Operation. Notwithstanding the forgoing, this Agreement shall immediately terminate in its entirety in the event Insured is Terminated For Cause at any time or in the event Insured is no longer entitled to a benefit as addressed in Paragraphs 8A and B above. The term “Termination For Cause” shall have the same meaning as is used in the Bank’s Employee Handbook or any Employment Agreement the parties have entered into. If there is no definition of a “For Cause” termination appearing in a Bank Employee Handbook, or in the event Insured has no Employment Agreement, then a Separation From Service which is initiated by the Bank and is due to any of the following shall be considered a “Termination For Cause”:

(i)	A conviction of, or a plea of nolo contendere by Insured to a felony or to fraud, embezzlement or misappropriation of funds;

(ii)	The commission of a fraudulent act or omission, breach of trust or fiduciary duty, or insider abuse with regard to the Bank, that has had a material adverse effect on the Bank;

(iii)	A material violation by Insured of any applicable federal banking law or regulation that has had a material adverse effect on the Bank.

To the extent that any paragraph, term, or provision of the Agreement is not specifically amended herein, or in any other amendment thereto, said paragraph, term, or provision shall remain in full force and effect as set forth in said Agreement.

IN WITNESS WHEREOF, the Insured and a duly authorized Bank officer have signed this Amendment as of the written date.

HERITAGE BANK                     INSURED

By: ________________________        By: ______________________
Signature & Title

Date: _______________________	Date: ____________________

Witness: _____________________            Witness: __________________

1